EXHIBIT 12.1

                 CENTRAL POWER AND LIGHT COMPANY (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                            (Thousands Except Ratio)
                                   (Unaudited)


     Operating Income                               $284,009

     Adjustments:
        Income taxes                                 101,742
        Provision for deferred income taxes           (9,159)
        Deferred investment tax credits               (5,207)
        Other income and deductions                    2,472
        Allowance for borrowed and equity funds
             used during construction                  3,286
                                                    ---------
               Earnings                             $377,143
                                                    =========

     Fixed Charges:
        Interest on long-term debt                  $ 88,337
        Interest on short-term debt and other         16,975
        Distributions on Trust Preferred Securities   12,000
                                                    ---------
               Fixed Charges                        $117,312
                                                    =========

     Ratio of Earnings to Fixed Charges               3.21
                                                    =========



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